UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 28, 2026

BIG DIGITAL ENERGY, INC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40849	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 Railroad Avenue,

Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

(412) 515-0896

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BGDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosure item under Item 2.03 regarding the Promissory Note is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2026, Big Digital Energy, Inc. (the “Company” and the “Borrower”), and Endeavor Blockchain, LLC, an Arkansas limited liability company (“Endeavor” and the “Noteholder”), entered into a promissory note providing for a revolving line of credit, with the aggregate principal sum of all revolving loans advanced from time to time by the Noteholder to the Borrower not to exceed forty million dollars ($40,000,000) (the “Promissory Note”).

Pursuant to the Promissory Note, each revolving loan bears interest at a fixed rate of 12% per annum, with principal and interest payable upon demand. The revolving line of credit is secured by assets of the Borrower listed in the Promissory Note.

The Promissory Note contains customary representations, warranties, covenants, events of default and security arrangements. Borrower is also subject to restrictions on incurring additional indebtedness and additional liens on the collateral. The Promissory Note provides for customary events of default, including, among others, failure to pay principal or interest, breach of representations and warranties, violation of covenants, bankruptcy or insolvency events. The Borrower may at any time, and without penalty, prepay outstanding amounts under the revolving loans, or if there are no outstanding amounts, terminate the Promissory Note.

Josh Kilgore, the Company’s Executive Chairman of the Board, is the sole member of Endeavor. The issuance of the Promissory Note is a related party transaction that was approved by the Audit Committee of the Board of Directors of the Company (the “Board”) and the Special Transactions Committee of the Board.

The foregoing description is a summary of certain terms of the Promissory Note and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference

Item 7.01 Regulation FD Disclosure.

On June 3, 2026, representatives of the Company began making presentations using information contained in the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Company Presentation”) and incorporated herein by reference. The Company expects to use the Company Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others. The Company Presentation is also available on the Company’s website at www.bigdigital.energy.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Company Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Revolving Line of Credit Promissory Note dated May 28, 2026, issued by Big Digital Energy, Inc. to Endeavor Blockchain, LLC.

99.1	Company Presentation dated June 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2026	BIG DIGITAL ENERGY, INC.

	By:	/s/ Kaliste Saloom
	Name:	Kaliste Saloom
	Title:	General Counsel

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